UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2011

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)
One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted.  Section 1503 of the Dodd-Frank Act contains a reporting requirement regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) and the receipt of a notice of the potential to have a pattern of violations of mandatory health or safety standards under section 104(e) of the Mine Act, issued by the Mine Safety and Health Administration (“MSHA”).

On November 28, 2011, White Buck Coal Company (“White Buck”), a subsidiary of Alpha Natural Resources, Inc. (“Alpha”), received an imminent danger order under section 107(a) of the Mine Act alleging that a miner was observed at the Grassy Creek No. 1 Mine cleaning water sprays on a continuous mining machine prior to its power source being locked and tagged out.  The circuit breaker that opens all power conductors entering the continuous mining machine had been opened prior to commencement of the work.

White Buck believes that the miner’s actions were in compliance with MSHA’s Program Policy Letter No. P11-V-01, which became effective February 8, 2011 and states that certain maintenance work, such as “changing water sprays,” can be performed on a continuous mining machine “with the circuit breaker opened that opens all power conductors entering the machine.” The Grassy Creek No. 1 Mine has received no prior citations or orders alleging similar violations during the past twelve months.  No injuries occurred as a result of the cited practice, and White Buck retrained all miners working at the Grassy Creek No. 1 Mine on the procedure for locking and tagging out the power source prior to performing maintenance work on electric powered equipment.  The order was terminated on November 28, 2011.

On November 30, 2011, Marfork Coal Company, Inc. (“Marfork”), a subsidiary of Alpha, received written notice from MSHA alleging that Marfork’s Parker Peerless Mine has the potential to have a pattern of violations (“PPOV”) under section 104(e) of the Mine Act.

The PPOV notice is based on citations and orders issued by MSHA to Marfork during the twelve month period from October 1, 2010 through September 30, 2011, and data on injuries that occurred between July 1, 2010 and June 30, 2011.  Many of the citations and orders on which the notice is based have been contested and are not final orders of the Federal Mine Safety and Health Review Commission, and the subject mine has recently experienced a bona fide change in mine ownership and management.  On June 1, 2011, Alpha acquired Massey Energy Company, the ultimate parent of Marfork.  Since the change in ownership, significant management changes have been made at Marfork.

Marfork intends to fully analyze the nature and type of the subject citations and orders issued during the screening period, and use that analysis as the basis for developing a written plan for corrective action at the Parker Peerless Mine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 2, 2011	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary